Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 12, 2013 on the 2012 consolidated financial statements included in the annual report of Comprehensive Care Corporation and Subsidiaries on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements on Forms S-8 (File No. 333-179475, File No. 333-136744, File No. 333-127778, File No. 333-108561, File No. 333-44437 and File No. 333-15929).

/s/ Mayer Hoffman McCann P.C.

April 12, 2013
Clearwater, Florida